THIS IOTA COMMUNICATIONS, INC. AMENDED, RESTATED, SUPERSEDED AND CONSOLIDATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR ANY STATE SECURITIES LAWS OR THE PROVISIONS OF THIS NOTE. THIS AMENDED, RESTATED, SUPERSEDED AND CONSOLIDATED PROMISSORY NOTE IS AN AMENDMENT AND RESTATEMENT IN FULL OF THE ORIGINAL NOTES (DEFINED BELOW). ACCORDINGLY, THIS AMENDED, RESTATED, SUPERSEDED AND CONSOLIDATED PROMISSORY NOTE SHALL REPLACE AND SUPERSEDE AND RENDER NULL AND VOID THE ORIGINAL NOTES.

IOTA COMMUNICATIONS, INC.
AMENDED, RESTATED, SUPERSEDED AND CONSOLIDATED PROMISSORY NOTE
DUE September 30, 2021

THIS AMENDED, RESTATED, SUPERSEDED AND CONSOLIDATED PROMISSORY NOTE (this "Note") is made and entered into as of February 12, 2021 (the "Effective Date"), by and between Iota Communications, Inc., a Delaware corporation (previously known as Arkados Group, Inc.) (the "Company"), and Robert Catell (the "Holder").

RECITALS

WHEREAS, Company sold, and the Holder purchased, a promissory note, with an original principal balance of Ten Thousand Dollars ($10,000), from the Company reflected by its Promissory Note No. 2016-2 dated March 31, 2016, which was amended by that March 31, 2017 First Amendment to Promissory Note (as may have been further amended and/or modified to date, "First Note"); and

WHEREAS, Company sold, and the Holder purchased, a promissory note, with an original principal balance of Ten Thousand Dollars ($10,000), from the Company reflected by its Promissory Note No. 2016-3 dated May 1, 2016, which was amended by that March 31, 2017 First Amendment to Promissory Note (as may have been further amended and/or modified to date, "Second Note"); and

WHEREAS, Company sold, and the Holder purchased, a promissory note, with an original principal balance of One Hundred and Fifty Thousand Dollars ($150,000), from the Company reflected by its Promissory Note No. 2016-2 dated August 11, 2016, which was amended by that March 31, 2017 First Amendment to Promissory Note (as may have been further amended and/or modified to date, "Third Note"); and

WHEREAS, Company sold, and the Holder purchased, a promissory note, with an original principal balance of One Hundred Thousand Dollars ($100,000), from the Company reflected by its Promissory Note No. 2016-3 dated March 1, 2017 (as may have been further amended and/or modified to date, "Fourth Note"); and

WHEREAS, as of the date of this Note, collectively, the total outstanding aggregate principal and interest balance of the First Note, Second Note, Third Note, and Fourth Note

(collectively the "Original Notes") is Three Hundred Sixty-Nine Thousand One Hundred Seventy-Five and 43/100 Dollars ($369,175.43) ("Consolidated Balance"); and

WHEREAS, Company and Holder desire Holder to have the option to convert the Consolidated Balance (together with any future interest accrued thereon) into shares of the Company's common stock in accordance with the provisions below; and

WHEREAS, the Company and Holder wish to re-document and supersede the Original Notes by amending, restating, superseding and consolidating the Original Notes in their entirety as set forth herein;

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained herein, the parties, intending to be legally bound, hereby amend, restate, supersede and consolidate the Original Notes in their entirety as follows:

1. Incorporation of Recitals. The Recitals of this Note are incorporated into the body hereof as if set forth at length herein.

2. Consolidated Promissory Note. Company for value received, hereby promises to pay the Holder the Consolidated Balance (i.e., a sum of Three Hundred Sixty-Nine Thousand One Hundred Seventy-Five and 43/100 DOLLARS ($369,175.43) on September 30, 2021 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be the legal tender for the payment of public and private debts, and to pay interest, less any amounts required by law to be deducted or withheld, computed on the basis of a 365-day year, on the unpaid principal balance hereof from the date hereof (the "Original Issue Date"), at the rate of 5% per year, compounded quarterly, until such principal sum shall have become due and payable, unless earlier converted into shares of the Company's common stock in accordance with Section 3 below. Interest shall be paid on Maturity. All references herein to dollar amounts refer to U.S. dollars.

(a) This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twelve percent 12% per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall commence accruing on the date that the Note is made and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

(b) This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

3. Optional Conversion. This Note will be convertible into shares of the Company's common stock pursuant to the following terms:

(a) At any time prior to the Maturity Date, at the election of the Holder upon written notice to the Company, this Note will be convertible, in whole or in part, into that number of shares of the Company's common stock ("Conversion Shares") equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the entire outstanding principal balance and unpaid accrued interest of this Note on the date of such conversion (or, as applicable, such portion of the outstanding principal and unpaid accrued interest balance of this Note as the Holder may elect to convert hereunder) by (y) the conversion price of twelve cents ($0.12) per share (the "Conversion").

> *As an example for illustrative purposes only: If the outstanding principal balance and unpaid accrued interest of this Note equals $300,000. The Conversion would be calculated as follows (assuming that the Holder elects to the convert the entire amount):*
>
> *$300,000 / $0.12 = 2,500,000 shares of common stock*

(b) As promptly as practicable after the conversion of this Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver a certificate or certificates evidencing the shares of such common stock (if certificated) to the Holder, or if the shares of common stock are not certificated, will deliver a true and correct copy of the Company's ownership register reflecting the shares of the Company's common stock held by the Holder. The Company will not be required to issue or deliver the shares of the Company's common stock until the Holder has surrendered this Note to the Company (or, as applicable provided an instrument of amendment, reduction, cancellation or affidavit of loss). The Holder understands that the Conversion Shares have not been, and may not be, registered under the Securities Act of 1933 (as amended "Securities Act") or state securities laws. Accordingly, the Holder understands that the Conversion Shares may be deemed to be "restricted securities" under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder may be required to hold the Conversion Shares indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Notwithstanding the foregoing, and to the extent reasonably possible and legally permissible if an applicable exemption for such registration is available, the Company shall furnish to the Holder an opinion of counsel, reasonably acceptable to counsel for the Holder, to the effect that a sale, transfer, or other disposition of the Conversion Shares may be effected without registration under the Securities Act or state securities laws. For the avoidance of doubt, following the Conversion of the entire outstanding principal balance and unpaid accrued interest due under this Note, this Note shall be deemed to be satisfied in full and shall be of no further force and effect. The Holder represents and warrants to the Company that the Holder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Conversion Shares, and that Holder's financial position is such that the Holder can afford to retain the Conversion Shares for an indefinite period of time without realizing any direct or indirect cash return on such investment.

4. Events of Default. If any of the following events of default (each, an "Event of Default") shall occur:

(a) the Company fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise;

(b) the Company breaches any covenant or other term or condition contained in this Note and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder;

(c) the Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

(d) any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

(e) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

(f) any dissolution, liquidation, or winding up of Company or any substantial portion of its business;

(g) any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due; provided, that any disclosure of the Company's ability to continue as a "going concern" shall not be an admission that the Company cannot pay its debts as they become due; or

(h) the failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

Then, upon the occurrence and during the continuation of any Event of Default, this Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). Upon the occurrence and during the continuation of any Event of Default specified in this Section (other than failure to pay the principal hereof or interest thereon at the Maturity Date), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in Clauses (w) and/or (x) (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in Clauses (x) and (y) shall collectively be known as the "Default Sum"), and all other amounts payable hereunder shall immediately become due and payable, all

without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

5. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:
Iota Communications, Inc.
Attn: Terrence DeFranco, CEO
600 Hamilton Street
Suite 1010, Allentown, PA 18101

If to the Holder:

With a copy by fax only to (which copy shall not constitute notice):

7. Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

8. Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

9. Cost of Collection. If default is made in the payment of this Note, the Company shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Pennsylvania or in the federal courts located in the state and county of Lehigh. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. The Company hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

12. Miscellaneous. This Note represents the entire agreement between the parties with respect to the subject matter hereof. This Note may be executed in counterparts, each of which shall be an original and all of which, taken together, shall constitute a single instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Note to be duly executed as of the date and year first above written.

COMPANY

IOTA COMMUNICATIONS, INC., a Delaware corporation (previously known as Arkados Group, Inc.)

By: ______________________
Name: Terrence DeFranco
Title: CEO

PURCHASER

____
Robert Catell, Individually

[redacted]